Exhibit 99.906CERT

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2007, of the CornerCap Group of Funds (the registrant).

I, Thomas E. Quinn, President and Principal Executive Officer of the Registrant, certify that:

(i)                                    the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)                                 the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	December 7, 2007

By:	/s/ Thomas E. Quinn
Thomas E. Quinn (Principal Executive Officer)
President